    As filed with the Securities and Exchange Commission on February 6, 1996

                                                   Registration No. 333-________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ______________


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ______________


                          THE SHERWIN-WILLIAMS COMPANY
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                Ohio                                    34-0526850
-------------------------------------     -------------------------------------
   (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)


        101 Prospect Ave., N.W., Cleveland, OH  44115    (216) 566-2000
--------------------------------------------------------------------------------
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                 L.E. Stellato
                 Vice President, General Counsel and Secretary
                          The Sherwin-Williams Company
                           101 Prospect Avenue, N.W.
                             Cleveland, Ohio 44115
                                 (216) 566-2000
--------------------------------------------------------------------------------
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
         TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     -----

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                                                     -----

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                         -----

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                        -----

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                -----

                        CALCULATION OF REGISTRATION FEE


=========================================================================================================================
  Title of Shares to be         Amount to be       Proposed Maximum           Proposed Maximum           Amount of
        Registered               Registered        Offering Price            Aggregate Offering       Registration Fee
                                                   per Share (1)                Price (1)
-------------------------------------------------------------------------------------------------------------------------
      Common Stock
    Par Value $1.00            500,000 shares         $42.0625                  $21,031,250.00          $7,252.16
=========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, using the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on January 31, 1996.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                          THE SHERWIN-WILLIAMS COMPANY

                             CROSS REFERENCE SHEET
                     Pursuant to Item 501 of Regulation S-K


          Form S-4 Item Number and Heading                    Location in Prospectus
          --------------------------------                    ----------------------

 1.      Forepart of the Registration Statement              Forepart of the Registration
           and Outside Front Cover Page of                     and Outside Front Cover Page
           Prospectus
 2.      Inside Front and Outside Back Cover                 Inside Front Cover Page;
           Pages of Prospectus                                 Incorporation of Certain
                                                               Documents by Reference
 3.      Risk Factors, Ratio of Earnings to
           Fixed Charges, and Other Information                              *
 4.      Terms of the Transaction                                            *
 5.      Pro Forma Financial Information                                     *
 6.      Material Contacts with the Company                                  *
           Being Acquired
 7.      Additional Information Required for                                 *
           Reoffering by Persons and Parties
           Deemed to be Underwriters
 8.      Interests of Named Experts and Counsel              Legal Opinions; Experts
 9.      Disclosure of Commission Position on                                *
           Indemnification for Securities Act
           Liabilities
10.      Information with Respect to S-3                     Available Information;
           Registrants                                         Incorporation of Certain
                                                               Documents by Reference; The
                                                               Company
11.      Incorporation of Certain Information by             Incorporation of Certain
           Reference                                           Documents by Reference
12.      Information with Respect to S-2 or S-3                              *
           Registrants
13.      Incorporation of Certain Information by                             *
           Reference
14.      Information with Respect to Registrants                             *
           Other than S-2 or S-3 Registrants
15.      Information with Respect to S-3 Companies                           *
16.      Information with Respect to S-2 or S-3                              *
           Companies
17.      Information with Respect to Companies                               *
           Other than S-2 or S-3 Companies
18.      Information if Proxies, Consents or                                 *
           Authorizations Are to be Solicited
19.      Information if Proxies, Consents or                                 *
           Authorizations Are Not to be Solicited
           or in an Exchange Offer

[FN]
* Not applicable or answer negative upon the date of filing of this Registration Statement. The Registrant may be required to provide the information (or further information) in response to one or more of such items under certain circumstances by means of a post-effective amendment to this Registration Statement or supplement to the prospectus contained herein.

Subject to completion; dated February 6, 1996
================================================================================
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE
SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF
ANY SUCH STATE.
================================================================================

                              P R O S P E C T U S

                          THE SHERWIN-WILLIAMS COMPANY

                         500,000 SHARES OF COMMON STOCK

         This Prospectus relates to 500,000 shares of Common Stock, par value $1.00 per share (the "Shares"), of The Sherwin-Williams Company, an Ohio corporation (the "Company"), which may be offered and issued or reserved for issuance by the Company from time to time in connection with the acquisition by the Company, directly or indirectly, of other businesses or properties, or interests therein. Shares may be issued in exchange for shares of common stock (by merger or otherwise), partnership interests or assets representing an interest, direct or indirect, in other companies or entities, or in exchange for assets used in or related to the business of such other companies or entities.

         It is expected that the terms of acquisitions involving the issuance of Shares will be determined by direct negotiations with the owners or controlling persons of the businesses or properties, or interests therein, to be acquired by the Company, or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting stockholder approval of mergers, consolidations or sales of assets. It is also expected that Shares issued will be valued at prices reasonably related to quoted market prices either at the time the terms of an acquisition are agreed upon or at or about the time of delivery of such Shares. Underwriting discounts or commissions will generally not be paid by the Company, although finders' fees may be paid from time to time with respect to specific acquisitions. Any person receiving any such fees may be deemed to be an Underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not cover any resale of Shares acquired hereunder, and no person is authorized to make use of this Prospectus in connection with any such resale or distribution.

         The Company's Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "SHW". The last reported sale price of the Common Stock on February 5, 1996 was $42.875 per share, as reported on the NYSE.

                              ____________________


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________


               The date of this Prospectus is ____________, 1996

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.


                               TABLE OF CONTENTS

                                                            Page
                                                            ----
Available Information......................................   2

Incorporation of Certain Documents by Reference............   3

The Company................................................   3

Use of Proceeds............................................   4

The Offering...............................................   4

Legal Opinions.............................................   5

Experts....................................................   5


                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         Additional information regarding the Company and the Shares is contained in the Registration Statement on Form S-4 (the "Registration Statement") (of which this Prospectus forms a part) and the exhibits relating thereto, filed with the Commission under the Securities Act. Statements contained in this Prospectus as to any document filed or incorporated by reference as an exhibit to the Registration Statement are qualified in all respects by such reference. The Registration Statement and any exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, and copies thereof may be obtained from the Commission upon the payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company hereby incorporates the following documents in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (b) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995; (c) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1995; (d) the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995; (e) the Company's Current Report on Form 8-K dated January 8, 1996; (f) Pratt & Lambert United, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994; and (g) the description of the Company's Common Stock included in the Company's registration statement on Form S-8 filed with the Commission on April 28, 1989 under the Securities Act and any other subsequent amendment or report for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares covered by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the respective dates of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING CERTAIN EXHIBITS) ARE AVAILABLE UPON REQUEST FROM THE SHERWIN-WILLIAMS COMPANY, 101 PROSPECT AVENUE, N.W., CLEVELAND, OHIO 44115, ATTENTION: CORPORATE SECRETARY,
TELEPHONE: (216) 566-2000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY A DATE WHICH IS FIVE DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.


                                  THE COMPANY

         The Sherwin-Williams Company, which was first incorporated under the laws of the State of Ohio eighteen years after its founding in 1866, is engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers throughout North America. The Company's principal executive offices are located at 101 Prospect Avenue, N.W., Cleveland, Ohio 44115, and its telephone number is (216) 566-2000.


                                USE OF PROCEEDS

         This Prospectus relates to shares of Common Stock of the Company which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties, or interests therein. Other than the businesses or properties, or interests therein, acquired, the Company will not receive any proceeds from these offerings.


                                  THE OFFERING

         This Prospectus relates to 500,000 Shares which may be offered and issued or reserved for issuance by the Company from time to time in connection with the acquisition by the Company, directly or indirectly, of other businesses or properties, or interests therein. It is expected that the terms of acquisitions involving the issuance of Shares covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or properties, or interests therein, to be acquired by the Company, or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting stockholder approval of mergers, consolidations or sales of assets. It is also expected that Shares issued will be valued at prices reasonably related to quoted market prices either at the time the terms of an acquisition are agreed upon or at or about the time of delivery of such Shares. Underwriting discounts or commissions will generally not be paid by the Company, although finders' fees may be paid from time to time with respect to specific acquisitions, and such fees may be paid in full or in part with Shares covered by this Prospectus. Any person receiving any such fees may be deemed to be an Underwriter within the meaning of the Securities Act. This Prospectus does not cover any resale of Shares, and no person is authorized to make use of this Prospectus in connection with any such resale or distribution.

Restrictions on Resale.

         The Shares have been registered under the Securities Act, but this registration does not cover the resale or distribution of Shares by any person who receives Shares issued by the Company in connection with any acquisition of businesses or properties, or interests therein, by the Company. Affiliates of entities acquired by the Company may not sell any Shares except pursuant to an effective registration statement under the Securities Act specifically covering such Shares, in compliance with Rule 145 promulgated under the Securities Act or in compliance with another applicable exemption from the registration requirements of the Securities Act. Generally, Rule 145 permits such affiliates to sell Shares immediately following such an acquisition in compliance with certain volume limitations and manner of sale requirements. Under Rule 145, sales of Shares by such affiliates during any three-month period cannot exceed the greater of (i) 1% of the shares of Common Stock of the Company outstanding

(approximately 850,000 shares assuming 85,000,000 shares of Common Stock are outstanding) and (ii) the average weekly reported volume of trading of shares of Common Stock of the Company on all national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most other circumstances if the affiliate has held the Shares for at least two years, provided that the person or entity is not then an affiliate of the Company. Individuals who are not affiliates of the entity being acquired will not be subject to any resale restrictions under Rule 145 and may resell Shares immediately following an acquisition without an effective registration statement under the Securities Act.


                                 LEGAL OPINIONS

         A legal opinion to the effect that the Shares offered hereby, when issued, will be validly issued, fully paid and nonassessable, has been rendered by L.E. Stellato, General Counsel of the Company. Mr. Stellato is also Vice President and Secretary of the Company. At December 31, 1995, Mr. Stellato beneficially owned 16,848 shares of Common Stock and held options to purchase 36,800 additional shares of Common Stock, of which 25,799 shares were exercisable at such date.


                                    EXPERTS

         The consolidated financial statements and schedule of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report and given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Pratt & Lambert United, Inc. ("PLU") appearing in PLU's Annual Report (Form 10-K) for the year ended December 31, 1994 and the related financial statement schedule have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing therein and incorporated herein by reference. Such financial statements and the financial statement schedule have been included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article IV of the Company's Code of Regulations, as amended April 27, 1988 ("Regulations"), filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 Registration Statement Number 2-91401, dated April 29, 1988, is incorporated herein by reference.

         Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation and to Sections 1 and 2 of Article IV of the Regulations.

         The Ohio Revised Code and Section 1 of Article IV of the Regulations provide that the Company will indemnify its directors, officers, employees and agents against amounts which may be incurred in connection with certain actions, suits or proceedings under the circumstances as set out in Sections 1(a) and 1(b) of Article IV of the Regulations. However, the Ohio Revised Code and Section 1 of Article IV of the Regulations limit indemnification in respect of certain claims, issues or matters as to which such party is adjudged to be liable for negligence or misconduct in performance of his duty to the Company and also in actions in which the only liability asserted against a director is for certain statutory violations. The Ohio Revised Code and Section 1 of
Article IV of the Regulations also provide that general indemnification provisions as found in Sections 1(a) and 1(b) of Article IV of the Regulations do not limit the remaining provisions of Article IV of the Regulations.

         In addition, the Ohio Revised Code and Section 1(e) of Article IV of the Regulations provide that the Company may pay certain expenses in advance of the final disposition of an action if the person receiving the advance undertakes to repay the advance if it is ultimately determined that the person receiving the advance is not entitled to indemnification. Also, with certain limited exceptions, expenses incurred by a director in defending an action must be paid by the Company as they are incurred in advance of the final disposition if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with reckless disregard for the Company's interests and (ii) to reasonably cooperate with the Company concerning the action.

         The Company may from time to time maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against such director or officer in any such capacity, subject to certain exclusions. The Company also has entered into indemnification agreements with its directors and certain of its officers providing protection as permitted by law.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         See the Exhibit Index at page II-6 of this Registration Statement.

ITEM 22.         UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, AND STATE OF OHIO, ON THE 6TH DAY OF FEBRUARY, 1996.


                                           THE SHERWIN-WILLIAMS COMPANY


                                           By: /s/ L.E. Stellato
                                               ----------------------------
                                               L.E. Stellato, Secretary



         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

OFFICERS AND DIRECTORS OF THE SHERWIN-WILLIAMS COMPANY:


*J.G. BREEN                       Chairman of the Board and Chief
------------------------               Executive Officer, Director
 J.G. BREEN                            (Principal Executive Officer)


*T.A. COMMES                      President and Chief Operating
------------------------               Officer, Director
 T.A. COMMES


*L.J. PITORAK                     Senior Vice President-Finance,
------------------------               Treasurer and Chief Financial
 L.J. PITORAK                          Officer (Principal Financial
                                       Officer)

*J.L. AULT                        Vice President-Corporate Controller
------------------------               (Principal Accounting Officer)
 J.L. AULT


*J.M. BIGGAR                      Director
------------------------
 J.M. BIGGAR


*L. CARTER                        Director
------------------------
 L. CARTER


*D.E. COLLINS                     Director
------------------------
 D.E. COLLINS


*D.E. EVANS                       Director
------------------------
 D.E. EVANS


*R.W. MAHONEY                     Director
------------------------
 R.W. MAHONEY

*W.G. MITCHELL                    Director
-----------------------------
 W.G. MITCHELL


*A.M. MIXON, III                  Director
-----------------------------
 A.M. MIXON, III


*H.O. PETRAUSKAS                  Director
-----------------------------
 H.O. PETRAUSKAS


*R.K. SMUCKER                     Director
-----------------------------
 R.K. SMUCKER


         *The undersigned, by signing his name hereto, does sign and execute this Registration Statement on behalf of the designated Officers and Directors of The Sherwin-Williams Company pursuant to Powers of Attorney executed on behalf of each of such Officers and Directors which are filed as an Exhibit hereto.


By:      /s/ L.E. Stellato                         February 6, 1996
         --------------------------------
         L.E. STELLATO, Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT NO.                                  EXHIBIT DESCRIPTION
-----------                                  -------------------

  4(a) Amended Articles of Incorporation of the Company, as amended April 28, 1993, filed as Exhibit 4(a) to Form S-8 Registration Statement No. 33-52227, dated February 10, 1994, and incorporated herein by reference.

  4(b) Regulations of the Company, as amended, dated April 27, 1988, filed as Exhibit 4(b) to Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 2-91401, dated April 29, 1988, and incorporated herein by reference.

  4(c) Rights Agreement between the Company and Ameritrust Company National Association, dated January 25, 1989, filed as Exhibit 2.1 to Form 8-A, dated January 26, 1989, and incorporated herein by reference.

  5                       Opinion of Counsel dated February 6, 1996
                          (filed herewith).

 23(a)(i)                 Consent of Ernst & Young LLP, Independent
                          Auditors (filed herewith).

 23(a)(ii)                Consent of Deloitte & Touche LLP, Independent
                          Auditors (filed herewith).

 23(b) Consent of L.E. Stellato (set forth in his opinion filed herewith as Exhibit 5).

 24 Powers of Attorney and related certified resolution of the Company (filed herewith).